EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127956) pertaining to the Aspreva 2002 Incentive Stock Option Plan of Aspreva Pharmaceuticals Corporation of our report dated January 27, 2006, with respect to the consolidated financial statements of Aspreva Pharmaceuticals Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Vancouver, Canada	/s/ Ernst & Young LLP
February 28, 2006	Chartered Accountants